Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated October 1, 2020 and March 16, 2020, included in Amendment No. 3 to the Registration Statement (Form S-1, No. 333-249235) and related Prospectus of AmeriHome, Inc.

/s/ Ernst & Young LLP

Los Angeles, CA

October 16, 2020